                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549

                                ----------------

                                    FORM 8-K

                                 CURRENT REPORT



     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


                       Date of Report:     October 15, 1999
                                       --------------------------
                        (Date of earliest event reported)


                         Everflow Eastern Partners, L.P.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


          Delaware                      0-19279               34-1659910
----------------------------          -----------       ----------------------
(State or other jurisdiction          (Commission          (I.R.S. Employer
      of incorporation)               File Number)        Identification No.)


  585 West Main Street, P.O. Box 629, Canfield, Ohio                  44406
--------------------------------------------------------------------------------
      (Address of principal executive offices)                      (Zip Code)




      Registrant's telephone number, including area code:     (330)533-2692
                                                            --------------------

Item 5. Other Events
--------------------

         On October 12, 1999, Everflow Eastern Partners, L.P., a Delaware limited partnership (the "Company") received the new Contract Price on Gas Purchase Agreements #10175, #10461 and #10515 with The East Ohio Gas Company dated September 3, 1991, March 10, 1994 and August 10, 1994, respectively. Pursuant to Article V of Gas Purchase Agreement #10175, the new adjusted base price for the November 1999 through April 2000 production periods will be $3.17/MCF, down from $3.53/MCF, and the May 2000 through October 2000 production periods will be $2.54/MCF, down from $2.90/MCF. Pursuant to Article V of Gas Purchase Agreement #10461, the new adjusted base price for the November 1999 through April 2000 production periods will be $2.81/MCF, down from $3.17/MCF, and the May 2000 through October 2000 production periods will be $2.11/MCF, down from $2.47/MCF. Pursuant to Article V of Gas Purchase Agreement #10515, the new adjusted base price for the November 1999 through March 2000 production periods will be $3.41/MCF, down from $3.77/MCF. These adjustments represent a $0.36 decrease in the contract price for each of the three contracts. The majority of the Company's natural gas production falls under these Agreements.

                                    SIGNATURE

         After due inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

Date:      October 15, 1999         EVERFLOW EASTERN PARTNERS, L.P.

                                    By:      EVERFLOW MANAGEMENT LIMITED, LLC
                                             General Partner

                                    By:      EVERFLOW MANAGEMENT CORPORATION
                                             Managing Member


                                    By:      /s/William A. Siskovic
                                             ----------------------------------
                                             William A. Siskovic
                                             Vice President and Treasurer